BFC Financial Corporation
                                  P.O. Box 5403
                         Fort Lauderdale, FL 33310-5403


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on August 29, 1996

                                                        Fort Lauderdale, Florida
                                                                  August 5, 1996

To the Stockholders of BFC Financial Corporation:

The Annual Meeting of Stockholders of BFC Financial Corporation (the "Company") will be held in the Lobby Conference Room, at 1750 East Sunrise Boulevard, Fort Lauderdale, FL 33304, on August 29, 1996, at 9:30 AM local time for the following purposes:

1.   To elect two members to the Board of  Directors  for a term of three years;
     and

2. To amend the BFC Financial Corporation Stock Option Plan, including an increase in the number of shares issuable pursuant to the Plan; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any matters relating or incident to the foregoing.

The foregoing matters are described in more detail in the Proxy Statement which forms a part of this Notice. Only stockholders of record at the close of business on August 5, 1996 are entitled to notice of and to vote at the Annual Meeting.

Enclosed for your review and consideration is a proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders. You are urged to read the proxy statement carefully. YOUR VOTE IS IMPORTANT.

Whether or not you expect to attend the meeting in person, please mark, sign and return the accompanying proxy card in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time prior to its exercise by giving written notice to the Secretary of the Company, by execution of a subsequent dated proxy or by personally attending and voting at the Annual Meeting. Any proxy which is not revoked will be voted at the meeting as directed in the proxy, or, where no direction is given, the proxy will be voted in accordance with the recommendations of the Board of Directors.

                                                Sincerely,




                                                Glen R. Gilbert
                                                Secretary

                            BFC Financial Corporation
                                  P.O. Box 5403
                         Fort Lauderdale, FL 33310-5403

                                 PROXY STATEMENT


This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") of BFC Financial Corporation to be held on Thursday, August 29, 1996 commencing at 9:30 AM, local time, in the Lobby Conference Room, at 1750 East Sunrise Boulevard, Fort Lauderdale, FL 33304, and any adjournment thereof for the purposes set forth in the accompanying Notice of Meeting.

This solicitation of proxies is made on behalf of the Board of Directors of BFC Financial Corporation.

Each proxy solicited hereby, if executed and received by BFC Financial Corporation prior to the Annual Meeting and not revoked prior to its use, will be voted in accordance with the instructions contained therein. Executed proxies with no instructions contained therein will be voted for the election of the nominees as directors described below and in favor of the adoption of the amended Stock Option Plan. Although the Board of Directors is unaware of any matters to be presented at the Annual meeting other than matters disclosed herein, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote as proxies in accordance with their own best judgment on those matters.

Any stockholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before it is exercised by notifying the Secretary of the Company in writing at the address set forth above, by submitting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Outstanding Voting Securities

Only stockholders of record of BFC Financial Corporation Common Stock, $0.01 par value per share, ("Common Stock") at the close of business on August 5 1996 are entitled to vote at the Annual Meeting. On that day, there were issued and outstanding 2,305,682 shares of Common Stock. The Common Stock constitutes the only class of capital stock of the Company presently issued and outstanding. Each shareholder is entitled to one vote for each share held. See "Quorum And Required Vote" and "Security Ownership Of Certain Beneficial Owners And Management."

Quorum And Required Vote

A majority of the outstanding shares of Common Stock, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, votes that are withheld and broker non-votes will not affect the outcome of the election. The proposal for the approval of the amended Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting; accordingly, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, broker non-votes will have no effect on the vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table and the notes thereto set forth certain information as to those persons known to the Board of Directors of BFC Financial Corporation to be the beneficial owners of more than five percent (5%) of the Company's outstanding Common Stock as of July 30, 1996. Unless otherwise indicated, the beneficial owners listed below have sole voting and investment power over the shares listed beside their names.

    Title               Name and Address                         Amount and Nature         Percent
  of Class             of Beneficial Owner                 of Beneficial Ownership (1)  of Class (1)
  --------             -------------------                 ---------------------------  ------------

   Common        I.R.E. Realty Advisors, Inc.                         242,221               9.1%
                 1750 East Sunrise Boulevard                          Direct
                 Fort Lauderdale, Florida  33304

   Common        I.R.E. Properties, Inc.                              136,666               5.1%
                 1750 East Sunrise Boulevard                          Direct
                 Fort Lauderdale, Florida  33304

   Common        I.R.E. Realty Advisory Group, Inc. (2)               500,000               18.7%
                 1750 East Sunrise Boulevard                          Direct
                 Fort Lauderdale, Florida  33304

   Common        Alan B. Levan (1)(3)(5)                              222,531               8.3%
                 1750 East Sunrise Boulevard                          Direct
                 Fort Lauderdale, Florida  33304                       1,200                0.1%
                                                                     Indirect

   Common        Florida Partners Corporation                         133,314               5.0%
                 1750 East Sunrise Boulevard                          Direct
                 Fort Lauderdale, Florida  33304

   Common        John E. Abdo (1)                                     520,166               19.5%
                 1350 N.E. 56 Street                                  Direct
                 Fort Lauderdale, Florida 33334

   Common        Dr. Herbert A. Wertheim (4)                          401,248               15.0%
                 191 Leucadendra Drive                                Direct
                 Coral Gables, Florida  33156

- ----------

(1) Amount and nature of beneficial ownership and percent of class include exercisable options to purchase Common Stock as follows:

                    Name                     Number of Shares
                  Alan B. Levan                   166,666
                  John E. Abdo                    166,666
                  Glen R. Gilbert                  21,666
                  Earl Pertnoy                      5,000
                  Carl E. B. McKenry                5,000
                                                  -------
                    Total                         364,998
                                                  =======

     The amount and nature of beneficial ownership and percent of class for Common Stock, not considering exercisable options to purchase Common Stock, would be as follows (all shares are owned directly except for 1,200 shares owned indirectly by Mr. Levan):

                     Name of                      Amount and Nature     Percent
                Beneficial Owner               of Beneficial Ownership of Class
                ----------------               ----------------------- --------
            I.R.E. Realty Advisors, Inc.                242,221           10.5%
            I.R.E. Properties, Inc.                     136,666            5.9%
            I.R.E. Realty Advisory Group, Inc.          500,000           21.7%
            Alan B. Levan                                57,065            2.5%
            Florida Partners Corporation                133,314            5.8%
            John E. Abdo                                353,500           15.3%
            Dr. Herbert A. Wertheim                     401,248           17.4%

(2)  BFC owns 45.4% of I.R.E. Realty Advisory Group, Inc.

(3) Alan B. Levan is a controlling and majority shareholder of I.R.E. Realty Advisors, Inc., I.R.E. Properties, Inc. and may be deemed to be the controlling shareholder of I.R.E. Realty Advisory Group, Inc. and Florida Partners Corporation and therefore may be deemed to be the beneficial owner of the shares of Common Stock owned by such entities in addition to his personal holdings of Common Stock, for an aggregate beneficial ownership of 1,235,932 shares of Common Stock (46.3%).

(4) Dr. Wertheim reported that he owns 401,248 shares of BFC's Common Stock on a Schedule 13D dated April 9, 1996. The Schedule 13D indicates that the shares were acquired for private investment.

(5)  1,200 of such shares are held of record by Mr. Levan's wife.

BFC knows of no other persons who beneficially own 5% or more of its outstanding Common Stock.

Common Stock Ownership Of Management

Set forth in the following table and notes thereto is certain information with respect to the beneficial ownership of shares of Common Stock as of July 30, 1996 owned by each of the directors of BFC Financial Corporation and all directors and officers of the Company as a group. Unless otherwise indicated, the persons listed below have sole voting and investment power over the shares listed beside their names.

    Title       Name of Beneficial        Amount and Nature of        Percent
  of Class   Owner or Number in Group   Beneficial Ownership (1)   of Class (1)
  --------   ------------------------   ------------------------   ------------
   Common   Alan B. Levan (1)(3)             222,531 Direct           8.3%
                                           1,013,401 Indirect        37.9%

   Common   Earl Pertnoy                      11,900 Direct            .4%

   Common   Carl E. B. McKenry, (2)           5,667 Direct             .2%

   Common   John E. Abdo                     520,166 Direct          19.5%

   Common   Glen R. Gilbert                   22,644 Direct            .8%

   Common   All officers and directors
             as a group (5 persons)             1,796,309            67.3%
~~~~~~~~~~~~~~~~~~~~~

     (1) See Footnotes 1, 2 and 3 to the table under the heading "Principal Stockholders ".

     (2)  667 of such shares are held of record in an IRA account.

     (3)  1,200 of such shares are held of record by Mr. Levan's wife.

                              ELECTION OF DIRECTORS

The bylaws of BFC Financial Corporation provide that the Board of Directors shall consist of not less than three nor more than twelve members divided into three classes. The Board currently consists of four members. The term of two directors expire at the Annual Meeting and it is therefore necessary to elect two directors to fill such vacancies to serve for a three year term, or until their respective successors have been elected and qualified. The Board of Directors has nominated Earl Pertnoy and John E. Abdo to serve as directors in the class whose term expires at the 1999 Annual Meeting of Shareholders. The nominees are currently members of the Company's Board of Directors.

There are no arrangements or understandings between the Company and any person pursuant to which such person has been or will be elected a director and there are no familial relationship between any director or officer of the Company.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees shown below.

Board Of Directors

The following information is provided for each of the Company's current directors.

            Name                    Age      Director Since       Term Expires
            ----                    ---      --------------       ------------
      Alan B. Levan                 51            1978                1995
      Earl Pertnoy                  70            1978                1996
      Carl E. B. McKenry, Jr.       67            1981                1997
      John E. Abdo                  53            1988                1996

All Directors are to serve until the election and qualification of their respective successors.

The principal occupation and certain other information with respect to each director, including the nominees are set forth below.

Nominees To Serve Three-Year Terms Expiring At The 1999 Annual Meeting

EARL PERTNOY is a real estate investor and developer. He has been a director of BFC Financial Corporation and its predecessor companies since 1978 and is also a director of the corporate general partners of various affiliated public limited partnerships.

JOHN E. ABDO is the President and Chief Executive Officer of Wellington Construction & Realty, Inc., a real estate development, construction and brokerage firm. He has been Vice Chairman of the Board of BFC Financial
Corporation since 1993. He has been a director of BankAtlantic, A Federal Savings Bank ("BankAtlantic") since 1984, Chairman of the Executive Committee of BankAtlantic since October 1985 and Vice Chairman of the Board of BankAtlantic since April 1987. In 1994, he became a director of BankAtlantic Bancorp, Inc. ("BBC"), a savings bank holding company and parent corporation of BankAtlantic. He is also a Director of Benihana National Corporation, a national restaurant chain, and Chairman of the Board of Coconut Code, Inc., a software company.

Director Serving Three-Year Term Expiring At The 1998 Annual Meeting

ALAN B. LEVAN formed the I.R.E. Group in 1972. Since 1978, he has been the Chairman of the Board, President, and Chief Executive Officer of BFC Financial Corporation or its predecessors. He is Chairman of the Board and President of I.R.E. Realty Advisors, Inc., I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc., U.S. Capital Securities, Inc., and Florida Partners Corporation. He is also Chairman of the Board and Chief Executive Officer of BBC and BankAtlantic. Additionally, he is an individual general partner and an officer and a director of the corporate general partners of various public limited partnerships all of which are affiliated with BFC Financial Corporation.

Director Serving Three-Year Term Expiring At The 1997 Annual Meeting

CARL E. B. McKENRY, JR. is the Director of the Small Business Institute at the University of Miami in Coral Gables, Florida. He has been associated in various capacities with the University since 1955. He has been a director of BFC Financial Corporation since 1981 and is also a director of the corporate general partners of various affiliated public limited partnerships.

Meetings And Committees Of The Board Of Directors

During 1995, the Board of Directors held nine meetings. No director attended fewer than seventy-five percent (75%) of the total number of meetings of the Board of Directors or the committees on which such Board member served during this period.

The members of the Audit Committee are Dr. Carl E. B. McKenry, Jr. and Earl Pertnoy. The Audit Committee meets as needed but no less frequently than annually to consider the findings of BFC Financial Corporation's independent auditors and to evaluate policies and procedures relating to internal controls. The Audit Committee held four meetings during the year ended December 31, 1995.

The members of the  Compensation  Committee are Dr. Carl E. B. McKenry,  Jr. and
Earl Pertnoy. The Compensation Committee held two meeting during 1995. The primary purpose of the Compensation Committee is to establish and implement compensation policy and programs for BFC Financial Corporation executives. The Compensation Committee also recommends the compensation arrangements for executive officers and directors. It also serves as the Stock Option Committee for the purpose of determining the options to be granted under the BFC Financial Corporation Stock Option Plan.

The Board of Directors has no standing nominating committee.

Compensation Of Directors

Members of the Board of Directors of the Company who are not employees of the Company receive $1,750 per month for serving on the Company's Board. Additionally, members of the Audit Committee receive a fee of $1,000 per Audit Committee meeting attended. Other than such compensation, there are no other arrangements pursuant to which any director is compensated for his services as such.

Identification And Background Of Executive Officers And Certain Significant Employees

The Executive Officers of the Company are as follows:

            Name        Age     Position
            ----        ---     --------
      Alan B. Levan     51     President, Chairman of the Board, Director
      Glen R. Gilbert   51     Senior Vice President, Chief Financial Officer
                                and Secretary

The following persons are executive officers of the BFC Financial Corporation's principal subsidiary, BBC. Positions indicated are those held at BBC.

           Name          Age    Position at BBC
           ----          ---    ---------------
       Alan B. Levan     51   Director, Chairman of the Board and
                                   Chief Executive Officer
       John E. Abdo      53   Director, Vice Chairman of the Board
       John P. O' Neill  46   Director, President
       Frank V. Grieco   52   Director, Senior Executive Vice President
       Jasper Eanes      51   Executive Vice President, Chief Financial Officer

All such officers will serve until they resign or are replaced by the Board of Directors.

Background Of Executive Officers

ALAN B. LEVAN - See "Election Of Directors".

GLEN R. GILBERT has been Senior Vice President of BFC Financial Corporation since January 1984. In May 1987, he was appointed Chief Financial Officer and in October 1988, was appointed Secretary. He joined the Company in November 1980 as Vice President and Chief Accountant. He has been a certified public accountant since 1970. He serves as an officer of Florida Partners Corporation and of the corporate general partners of various affiliated public limited partnerships.

The principal occupation and certain other information with respect to the executive officers of BBC is set forth below.

ALAN B. LEVAN - See "Election Of Directors".

JOHN E. ABDO - See "Election Of Directors".

JASPER R. EANES joined BankAtlantic in January 1989 as Senior Vice President, Director of Internal Auditing and became Executive Vice President, Chief Financial Officer in August 1989. In 1994, he became Executive Vice President, Chief Financial Officer of BBC.

FRANK V. GRIECO joined BankAtlantic in April 1991 as a Director and Senior Executive Vice President.. In 1994, he became a Director, Senior Executive Vice President and Secretary of BBC.

JOHN P. O'NEILL joined BankAtlantic in March 1986 as Vice President and Manager of Branch Sales and Administration. He became Senior Vice President, Community Banking in December 1986 and Executive Vice President, Retail Banking in June 1988. He was elected President in July 1991 and became a Director in August
1991, filling a vacancy on the Board. In 1994, he became a Director and President of BBC.

Executive Compensation

The following table and the notes thereto set forth information with respect to the annual compensation paid by the Company and its subsidiaries, excluding BBC and its subsidiaries, for services rendered in all capacities during the year ended December 31, 1995 to each of the executive officers of the Company as well as total annual compensation paid to each of those individuals for the prior two years.

                                                                           Long-Term Compensation
                                                                           ----------------------
                                         Annual Compensation                 Awards           Payouts
                                         -------------------                 ------           -------
                                                            Other    Restricted    Stock                   All
                                                           Annual      Stock      Options                 Other
     Name and                                              Compen-   Awards(s)    Awarded      LTIP      Compen-
Principal Position          Year     Salary      Bonus     sation       ($)         (#)       Payouts   sation(2)
- ------------------------    ----     ------      -----     ------    ---------    -------     -------   ---------
Alan B. Levan(1)            1995   $   315,000   180,500           -          -     100,000       1,634     92,709
 Chairman of the Board,     1994       300,577     5,769       9,647          -     100,000         436    158,601
 President and Chief        1993       301,154    11,538      15,397          -           -         431     29,997
 Executive Officer

Glen R. Gilbert             1995      199,827    16,066           -           -     10,000       1,634           -
 Senior Vice President,     1994      190,676     3,660           -           -     15,000         436           -
 Chief Financial Officer    1993      191,164     7,320           -           -          -         431           -
 and Secretary

- ----------

(1) Excludes salary, bonuses and other compensation, respectively, paid by BankAtlantic in the amount of $313,080, $0 and $900 for 1995; $294,965, $151,050 and $2,212 for 1994; and $263,853, $101,517 and $946 for 1993.

(2)  Represents reimbursements or payments for life and disability insurance.

The foregoing table includes only executive officers of BFC and does not include executive officers of BBC or its subsidiaries. Other than Alan B. Levan, executive officers of BBC and BankAtlantic do not have significant executive responsibilities with respect to key policy decisions of BFC. Further, such persons are not employees of BFC.

Options/SAR Grants Table

The following table sets forth information concerning individual grants of stock options pursuant to BFC's Stock Option Plan during the year ended December 31, 1995 to each of the named executive officers. BFC has not granted and does not currently grant stock appreciation rights.

                                                                            Potential Realizable
                                                                              Value at Assumed
                                                                            Annual Rates of Stock
                                                                             Price Appreciation
                            Individual Grants                                for Option Term (2)
- --------------------------------------------------------------------------  -----------------------
                       Number of     % of Total
                       Securities     Options
                       Underlying    Granted to    Exercise
                        Options     Employees in     Price     Expiration
        Name           Granted(1)   Fiscal Year    ($/Share)      Date       5% ($)      10% ($)
- -------------------    ----------   -----------    ---------   -----------   ------      -------
Alan B. Levan             100,000            48%        4.67      2/07/05     294,006    745,073
Glen R. Gilbert            10,000             5%        4.25      2/07/05      26,727     67,733

- ----------
(1) Options vest 1/3 on February 7, 1995, 1/3 on February 7, 1996 and 1/3 on February 7, 1997.

(2) Amounts for the named executive have been calculated by multiplying the year end stock price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the grant. The dollar amounts under these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of BFC's stock prices.

Aggregated Option/SAR Exercises And Fiscal Year End Option/SAR Value Table

The following table sets forth as to each of the named executive officers information with respect to the number of shares of Common Stock underlying unexercised options at December 31, 1995. There were no shares acquired upon exercise of options during 1995. BFC has not granted and does not currently grant stock appreciation rights.

                                                    Number of securities          Value of Unexercised
                                                   Underlying Unexercised             In-the-Money
                                                           Options                       Options
                       Shares                     at December 31, 1995 (#)     at December 31, 1995 ($)(1)
                      Acquired        Value      ---------------------------   ---------------------------
       Name       on Exercise(#)  Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
       ----       --------------  ------------   -----------   -------------   -----------   -------------
Alan B. Levan                -             -         99,999        100,001        320,412        329,586
Glen R. Gilbert              -             -         13,333         11,667         48,332         43,229

- ----------
(1) Based upon the average of the last bid and the last ask as reported by the National Quotation Bureau for the last trading day of 1995 which was $8.0625.

Long-Term Incentive Plan ("LTIP") Awards Table

BFC has made available a profit-sharing plan to all employees (other than BBC employees) who meet certain minimum requirements. BFC is not required to make any contribution and the amount of BFC's contribution is determined each year by the Board of Directors. It requires a uniform allocation to each employee of 0% to 15% of compensation (maximum compensation considered is $50,000). Vesting is in increments over a 7-year period to 100%. Alan B. Levan and Glen R. Gilbert are 100% vested.

                                                     Estimated Future Payouts
                                                          Under Non-Stock
                                                         Price-Based Plans
                                Performance Period   ------------------------
                    Amount of    Until Maturation        Threshold, Target
   Name               Award         or Payment              and Maximum
   ----               -----         ----------              -----------
   Alan B. Levan    $  1,634           1995                   $72,455
   Glen R. Gilbert  $  1,634           1995                   $56,001

Stock Performance Graph And Compensation Committee Report

Notwithstanding contrary statements set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, the Stock Performance Graph and the Compensation Committee Report set forth below shall not be incorporated by reference into such filings.

Stock Performance Graph

The following graph provides an indicator of cumulative total stockholder returns for the Company as compared with the Total Return Index for the NASDAQ Stock Market (U.S. companies) and Total Return Index for the NASDAQ Financial
Stocks:

                        Five Year Performance Comparison
[GRAPHIC OMITTED]

                           12/31/90  12/31/91  12/31/92  12/31/93  12/31/94 12/31/95
                           --------  --------  --------  --------  -------- --------
BFC Financial Corporation    100        50        145      327       309      586
Nasdaq Stock Market          100       161        187      215       210      296
Nasdaq Financial Stocks      100       155        221      257       258      376

- ----------
*Assumes $100 invested on December 31, 1990.

                          Compensation Committee Report

Directors McKenry and Pertnoy have been designated by the Board of Directors to serve on the Compensation Committee. The Compensation Committee has provided the following report on executive compensation.

Executive Officer Compensation

The Compensation Committee of BFC Financial Corporation held two meetings to consider the appropriate compensation package to recommend to the Board of Directors for the Chairman, President and Chief Executive Officer, Alan B. Levan. From these meetings the following elements have been developed:

Executive Compensation Policy - BFC Financial Corporation's overall compensation philosophy is to retain quality personnel which is critical to both the short-term and long-term success of BFC Financial Corporation. In order to implement that philosophy BFC Financial Corporation's approach to base compensation is to offer competitive salaries in comparison to market practices.

Compensation History - Compensation to executive officers in mid 1991 was voluntarily reduced based on the Company's transition from the real estate syndication business to a savings bank holding company and the losses incurred by the Company's savings bank subsidiaries as it shifted its activities from those of a traditional thrift to those more closely related to commercial banking.

General - During 1995 base salaries for all executives, including the CEO, were adjusted through base salary and bonuses to the 1990 and 1991 levels. In setting base compensation, market compensation levels and trends in the labor market were observed. Market information was used as a frame of reference for annual salary adjustments.

Stock Options - Stock options were granted to executive officers in 1995. All of the stock options granted were granted with an exercise price equal to at least 100% of the market values of the BFC Financial Corporation Common Stock on the date of the grant. As such, the stock options only have value if the value of BFC Financial Corporation Common Stock increases. The granting of options is totally discretionary and options are awarded based on an assessment of an employee's contribution to the success and growth of the Company. Grants of stock options are based on the level of an executive's position with the company, and evaluation of the executive's past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Committee believes that dependence on stock options for a portion of executive compensation more closely aligns the executives' interests with those of BFC Financial Corporation stockholders, since the ultimate value of such compensation is directly dependent on the stock price.

CEO Compensation - In evaluating the performance of the Chief Executive, Mr. Levan, the committee reviewed and considered the following specific factors and their value to the corporation and its shareholders:

          Mr. Levan successfully guided the corporation through a difficult period of extensive and protracted litigation;

          Mr. Levan has directed the corporation into new and diverse areas of commercial development and investment, building on its strength and experience in the field of real estate related activity; and

          During the 1994-1995 time period BFC Financial Corporation's net worth, earnings and stock price have increased significantly.

The Committee also considered that Mr. Levan spends considerable effort and attention in connection with the operations of BankAtlantic. The superior performance of BankAtlantic has been a substantial factor in the success of BFC Financial Corporation.

1993 OBRA - Executive Compensation Tax Deductibility. The Omnibus Budget Reduction Act ("OBRA") of 1993 included a provision which eliminates a company's tax deduction for any compensation over one million dollars paid to any one of the executives who appear in the Summary Compensation Table, subject to several statutory exceptions. The Committee does not anticipate additional tax exposure based on BFC's current executive compensation program.

The above report was submitted by  Earl Pertnoy and Carl E. B. McKenry.

                 Certain Relationships And Related Transactions

Transactions With Management And Others

During the year ended December 31, 1995, BFC provided the following services for and received reimbursements from the entities indicated, for the amounts indicated:

                                                              Amount of Fee
                                                              or (Payment)
       Name and Relationship to BFC         Transaction       or (Accrual)
       ----------------------------         -----------       ------------
     I.R.E. Pension Investors, Ltd.   Property management       $ 81,934
       (Managing General Partner is   Administrative and
       subsidiary of BFC)             accounting services       $ 41,424

Certain Business Relationships

Alan B. Levan, the President and a director of BFC, is also President and a director of I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc., I.R.E. Realty Advisors, Inc. and Florida Partners Corporation. Mr. Levan is also Chairman of the Board and Chief Executive Officer of BBC and BankAtlantic. Mr. Levan is also a shareholder of I.R.E. Properties, Inc. and I.R.E. Advisors, Inc. and may be deemed a controlling shareholder of BFC. Mr. Levan, Earl Pertnoy and Carl McKenry serve on the Board of Directors of managing general partners of affiliated public limited partnerships. John E. Abdo, a director of BFC, is Vice Chairman of the Board of BBC and BankAtlantic.

Management believes that all transactions between BFC and its affiliates were on terms at least as favorable as could have been obtained from unaffiliated third parties.

In 1994, the Company agreed to participate in certain real estate opportunities with John E. Abdo, Vice Chairman of the Board, and certain of his affiliates (the "Abdo Group"). Under the arrangement, the Company and the Abdo Group will share equally in profits after any profit participation due to any other partners in the ventures and after a priority return in favor of the Company. The Company bears the risk of loss, if any, under the arrangement. On such basis, the Company acquired interests in three properties. In June 1994, an entity controlled by the Company acquired from an independent third party 23.7 acres of unimproved land known as the "Cypress Creek" property located in Fort Lauderdale, Florida. In March 1996, the Cypress Creek property was sold to an unaffiliated third party for $9.7 million. In connection therewith, the Abdo Group received approximately $2.9 million as their share of the profit from the transaction. In December 1994, an entity controlled by the Company acquired from an unaffiliated seller 60.1 acres of unimproved land known as the "Centerport" property in Pompano Beach, Florida. A previously disclosed agreement to sell the Centerport property was terminated during the third quarter of 1995 in accordance with its terms and the property now serves as partial collateral for an $8.08 million loan to the Company from an unaffiliated lender. Lastly, in May 1995, an entity controlled by the Company contracted to acquire the Regency Golf and Beach Club at Palm-Aire in Pompano Beach, Florida (the "Regency"). The Regency is an existing rental apartment complex having 288 apartment suites. The acquisition is expected to close during September 1996 and it is currently anticipated that the Company will seek other partners in connection with the acquisition of the property.

                      Stockholder Approval of Amendment to
                   BFC Financial Corporation Stock Option Plan

Description Of The BFC Financial Corporation Stock Option Plan

The BFC Financial Corporation Stock Option Plan (the "Plan") was established by the Company in 1993 to provide the Company with an effective means to compensate and motivate employees of the Company. The Plan is designed to comply with the requirements of Section 16(b) of the Securities Exchange Act of 1934, and was adopted in 1993 and amended in its current form by the stockholders of the Company in September 1994.

Shares Subject To The Plan

A maximum of 500,000 shares of Common Stock were issuable under the Plan, and as of June 30, 1996, 65,000 shares remained available for issuance under the Plan. Additional shares may become available for issuance under the Plan, however, to the extent any granted stock options expire or become unexercisable for any reason without having been exercised in full.

Administration

The Plan provides that it will be administered by a Committee appointed by the Board of Directors of the Company. The Committee shall consist of not less than two members of the Board of Directors, each of whom will be a disinterested person as defined in Rule 16b-3 and an "outside director" as defined for purposes of Section 162(m) of the code. The Committee has the authority, in its discretion to (i) select grantees, (ii) determine the nature, amount, time and manner of issuance of awards made under the Plan and the terms and conditions applicable thereto, (iii) interpret the Plan and (iv) make all other determinations deemed necessary or advisable for the administration of the Plan. Messrs. McKenry and Pertnoy serve as the Committee for administration of the Plan.

Participation

Incentive stock options may be granted only to employees. Nonqualified stock options may be granted to employees as well as Directors, independent contractors and agents, as determined by the Committee. Any person who has been granted an option may, if he is otherwise eligible, be granted an additional option or options. Subject to Section 12 of the Plan, the maximum number of shares with respect to which options may be granted under the Plan to any employee in any calendar year is 100,000 shares.

Options

Stock options will be exercisable at such time following the date of grant as may be determined by the Committee administering the Plan. The option price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. In order to exercise an option, in whole or in part, the grantee must give written notice to the Company's Secretary accompanied by full payment in cash, check, promissory note or, if the grantee elects, with the approval of the Committee, in shares of Common Stock having a fair market value on the date of exercise equal to the purchase price, or a combination of the foregoing. As noted above, the Plan provides for the delivery of shares of already owned Common Stock as payment of the option price. Accordingly, if the shares owned by an option holder have a market value greater than the exercise price of the option, the owner may exchange the shares held by him for a larger number of lower priced option shares by applying the market value determined by the Committee of the shares owned by him towards payment of the option price.

Stock options shall in all cases terminate and will not be exercisable after the expiration of the term of the option and may, except in certain circumstances, only be exercised if the grantee at the time of exercise is an employee of the Company or a subsidiary. In the case of termination, the option shall be exercisable for a period of thirty days unless termination is as a consequence of physical or mental disability in which case the option may be exercised for a period of up to twelve months after termination. Further, in the event of an employee's death, the option may be exercised for twelve months following termination of employment. If death occurs within thirty days following termination, the option may be exercised for up to three months following death. The Plan states that the Committee may provide for the immediate exercise of any unvested stock options in the event of a tender offer or exchange offer for the Company's Common Stock.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an incentive stock option has no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option generally has no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally recognizes long-term capital gain or loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon sale and the exercise price of shares. In such a case, the Company is not entitled to a deduction in connection with the grant or exercise of the incentive stock option or the sale of shares acquired pursuant to such exercise. If, however, an optionee disposes of the shares prior to the expiration of the required holding period, the optionee recognizes ordinary income equal to the excess of the fair market value of the shares on the date of exercise (or the proceeds of disposition, if less) over the exercise price, and the Company is entitled to a corresponding deduction if applicable withholding requirements are satisfied. The required holding period is two years from the date of grant and one year after the date of issuance of the shares. The tax basis of the shares received upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, included in gross income as compensation income.

Non-qualified options. The grant of non-qualified stock options has no immediate tax consequences to the optionee or the Company. Upon the exercise of the non-qualified stock option, the optionee recognizes ordinary income in the amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company is entitled to a corresponding deduction if applicable withholding requirements are satisfied. The optionee's tax basis in the shares will be equal to the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are received. Upon a subsequent sale of the shares, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares and assuming the shares are held as capital assets.

Options Granted Under The Plan

As of June 30, 1996, options to purchase 364,998 shares of Common Stock were outstanding and exercisable at exercise prices ranging from $4.25 per share to $4.95 per share (in each case equal to or in excess of the fair market value of the Common Stock as of the dates of grant). As of June 30, 1996, 65,000 shares of Common Stock remained eligible for grant under the Plan. As of May 31, 1996, the market value of the Common Stock was $9.125 bid, $9.50 asked, as reported by the National Quotation Bureau, Incorporated.

The table below indicates, as of June 30, 1996, the aggregate number of options granted under the Plan since its inception to the persons and groups indicated, and the number of outstanding options held by such persons and groups as of such date.

 Name of Individual             Position with            Options      Options
      or Group            BFC Financial Corporation      Granted    Outstanding
- --------------------  ------------------------------     --------   -----------
John E. Abdo          Director, Vice Chairman             200,000     200,000
                       of the Board
Glen R. Gilbert       Senior Vice President, Chief         25,000      25,000
                      Financial Officer, Secretary
Alan B. Levan         President, Chairman of the          200,000     200,000
                       Board, Director
Carl E.B. McKenry     Director                              5,000       5,000
Earl Pertnoy          Director                              5,000       5,000
- --------
All current executive officers                            425,000     425,000
All current directors who
  are not executive officers                               10,000      10,000
All employees, other than
  executive officers                                            -           -


Amendment To The Plan

On July 9, 1996, the Board of Directors unanimously approved, subject to the approval of the Company's stockholders, an amendment to the Plan to increase the number of shares issuable pursuant to the Plan from 500,000 shares to 750,000 shares. A copy of the entire text of BFC Financial Corporation's Stock Option Plan as Amended, marked to indicate the proposed revisions to the Plan, is attached to this Proxy Statement as Exhibit A. The foregoing summary of the Plan and principal provisions of the Proposed amendment are subject in all respects to the attached full text of the proposed revised Plan.

The purpose of increasing the number of shares available for issuance under the Plan is to ensure that the Company will continue to be able to grant options as incentives to and compensation for those individuals upon whose efforts the Company relies for the continued success and development of its business.

General

The affirmative vote of a majority of the shares, represented in person or by proxy, cast at the Annual Stockholders' Meeting is required to approve the proposal to amend the Plan. The Board of Directors believes that the Company's interests will be served by adopting the proposed amendment to the Plan, to increase the number of shares available for issuance under the Plan.

The Board of Directors recommends that stockholders vote FOR the proposal. Unless a contrary direction is given, the persons named as proxy-holders intend to vote FOR the proposal to amend the Plan.


                       Appointment Of Independent Auditors

The Board of Directors has reappointed KPMG Peat Marwick, LLP as independent auditors to audit the financial statements of BFC Financial Corporation for the current fiscal year. Representatives of the firm of KPMG Peat Marwick, LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                Other Information

Stockholders' Proposals For Next Annual Meeting

Stockholders' proposals intended to be presented at the 1997 Annual Meeting must be received by BFC Financial Corporation no later than June 1, 1997, for inclusion in BFC Financial Corporation's proxy statement and form of proxy for that meeting.

Expenses Of Solicitation

The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by BFC Financial Corporation. BFC Financial Corporation does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of BFC Financial Corporation without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are being mailed to stockholders of record at the close of business on August 5, 1996.

Other Business

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed Proxy shall have discretionary authority to vote all shares represented by valid proxies with respect to such matter in accordance with their judgment.

              * * * * * * * * * * * * * * * * * * * * * * * * * * *

                              By Order of the Board of Directors

                                   /S/
                              ---------------------------
                              Glen R. Gilbert
                              Secretary

August 5, 1996


A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO GLEN R. GILBERT, SECRETARY, BFC FINANCIAL CORPORATION, P.O. BOX 5403, FORT LAUDERDALE, FL 33310-5403.

         MARKED TO INDICATE CHANGES IF THE PROPOSED AMENDMENT IS ADOPTED
                     DELETED TEXT IS ENCLOSED BY ['S AND ]'S
                      ADDED TEXT IS ENCLOSED BY ++'S AND ++'S

                                    EXHIBIT A


                   BFC FINANCIAL CORPORATION STOCK OPTION PLAN


1. PURPOSES. The purposes of this Stock Option Plan (the "Plan") are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success of the Company's business. Options granted hereunder may be either "Incentive Stock Options", or "Nonqualified Stock Options", at the discretion of the Committee and as reflected in the terms of the written option agreement.

2. DEFINITIONS. As used herein, the following definitions shall apply:

     (a) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (b) "Common Stock" shall mean the Common Stock of the Company.

     (c) "Company" shall mean BFC Financial Corporation, a Florida corporation.

     (d) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

     (e) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee.

     (f) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "Incentive Stock Option" shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (i) "Nonqualified Stock Option" shall mean a stock option not intended to qualify as an Incentive Stock Option.

     (j)  "Option" shall mean a stock option granted pursuant to the Plan.

     (k)  "Optioned Stock" shall mean the Common Stock subject to an Option.

     (l) "Optionee" shall mean an Employee or other person who receives an Option.

     (m) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (n) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

     (o) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

     (p) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is ++Seven Hundred Fifty Thousand (750,000)++ [Five Hundred Thousand (500,000)] shares of authorized, but unissued, or reserved $.01 par value Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4. ADMINISTRATION.

         (a) Procedure. The Plan shall be administered by a Committee appointed by the Company's Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom will be a "disinterested person" as defined in Rule 16b-3 and an "outside director" as defined for purposes of Section 162(m) of the Code. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less that two (2) members of the Board of Directors administer the Plan, and provided, further, that all members of the Committee must be "disinterested persons" as defined in Rule 16b-3 and an "outside director" as defined for purposes of Section 162(m) of the Code.

         (b) Powers of the Committee. Subject to the provisions of the Plan, including, without limitation, Section 6 of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant Nonqualified Stock Options;
(ii) to determine,  upon review of relevant  information  and in accordance with
Section 9(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per Share of Options to be granted which exercise price shall be determined in accordance with Section 9(a) of the Plan; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (c) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees as well as Directors (in accordance with the provisions of Section 6 of the Plan), independent contractors and agents, as determined by the Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. Subject to the provisions of Section 12 of the Plan, the maximum number of Shares with respect to which Options may be granted under the Plan to any employee in any calendar year is 100,000 Shares.

No Incentive Stock Option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined at the time each Option is granted) of the Shares with respect to which such Incentive Stock Options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Company and any Parent and Subsidiary) shall exceed One Hundred Thousand Dollars ($100,000).

The Plan shall not confer upon any Optionee any right with respect to continuation of employment by the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate the Optionee's employment at any time.

6. AUTOMATIC GRANT OF OPTION TO NON-EMPLOYEE DIRECTORS. Each person who is a non-Employee director of the Company on the day following the 1993 Annual Meeting of Stockholders of the Company shall automatically receive on such date an Option to acquire 5,000 Shares of the Company's Common Stock. The number of Shares subject to the Options to be granted under this Section 6, shall be adjusted in the event of a stock split or payment of a stock dividend in accordance with the provisions of Section 12 of the Plan as if such Options were outstanding on the record date with respect to such events, provided, however, that such adjustment shall not be applicable to any stock split or stock dividend declared or recommended by the Board of Directors of the Company at or prior to the 1993 Annual Meeting of Stockholders of the Company. The per Share exercise price for the Shares to be issued pursuant to Options granted under this Section 6 shall be as set forth in Section 9 (a)(ii) of the Plan. The foregoing formula may not be amended more than once every six months other than to comport with changes in the Code, or the rules thereunder. Non-Employee directors shall have the right, if they so wish, to decline receipt of any Options to be granted under this Section 6 of the Plan.

7. TERM OF PLAN.  The Plan shall become  effective  upon the earlier to occur of
(i) its adoption by the Board of Directors, or (ii) its approval by shareholders as per Section 18 of the Plan. The Plan shall continue in effect until December 31, 2004 unless sooner terminated under Section 14 of the Plan.

8. TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee's Stock Option Agreement.

9. EXERCISE PRICE AND CONSIDERATION.

         (a) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

         (i) In the case of an Incentive Stock Option which is

             (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

             (B) granted to an Employee not within (A), the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

         (ii) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant and, with respect to Options granted to non-Employee directors as provided in Section 6 of the Plan, shall be equal to one hundred percent (100%) of the fair market value per Share on the date of the grant.

         (b) Determination of Fair Market Value. The fair market value shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices or, if applicable, the closing price of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

         (c) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Florida Law.

10. EXERCISE OF OPTION.

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 9 (c) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Status as an Employee. If any Employee ceases to serve as an Employee, he may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he ceases to be an Employee of the Company, exercise his Option to the extent that he was entitled to exercise it as of the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

         (c) Disability of Optionee. Notwithstanding the provisions of Section 10(b) above, in the event an Employee is unable to continue his employment with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.


         (d) Death of Optionee. In the event of the death of an Optionee:

         (i) during the term of the Option who is at the time of his death an Employee of the Company and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

         (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest of inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of Shares of Common Stock covered by each outstanding Option, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee or the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee or the Board of Directors of the Company. The Committee or the Board of Directors of the Company may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors of the Company and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

13. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

14. AMENDMENT AND TERMINATION OF THE PLAN.

         (a) Committee Action; Stockholders' Approval. Subject to the limitations set forth in Section 6 of the Plan, the Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote: (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 12 of the Plan; (ii) any change in the designation of the class of persons eligible to be granted options; (iii) any increase in the maximum number of Shares with respect to which Options may be granted to an Employee; or (iv) any material increase in the benefits accruing to participants under the Plan.

         (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 14(a) of the Plan is made, such shareholder approval shall be solicited as described in Section 18 of the Plan.

         (c)  Effect  of  Amendment  or  Termination.   Any  such  amendment  or
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Committee, which agreement must be in writing and signed by the Optionee and the Company.

15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. OPTION AGREEMENT. Options shall be evidenced by written Option Agreements in such form as the Board of Directors of the Company or the Committee shall approve.

18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be: (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished. If such shareholder approval is obtained by written consent in the absence of a shareholders' meeting, it must be obtained by the written consent of all shareholders of the Company who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

19. MISCELLANEOUS PROVISIONS. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such Shares.

20. OTHER PROVISIONS. The Stock Option Agreement authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Board of Directors of the Company or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Option will be an Incentive Stock Option as defined in Section 422 of the Code.

21. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as Directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

22. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options will be used for general corporate purposes.

23. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

24. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation Plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.

25. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

26. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

[Dated:  September 28, 1994]
++Dated:  August 29, 1996++

                                                                REVOCABLE PROXY
                            BFC FINANCIAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
               Proxy Solicited On Behalf of the Board of Directors

         The undersigned hereby appoints Glen R. Gilbert and Lourdes G. Lastres, and either of them, the undersigned's proxies, with full power of substitution, to vote all of the shares of Common Stock of BFC FINANCIAL CORPORATION (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held in the Lobby Conference Room, at 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304 at 9:30 a.m. (Eastern Daylight Time) on August 29, 1996, and at any adjournment or postponement thereof, as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and in their discretion, upon such other business as may properly come before such Annual Meeting or adjournments or postponements thereof.

           (Continued, and to be signed and dated on the other side.)

Election of two directors to serve three year terms to expire in 1999. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH NOMINEES NAMED BELOW:

Nominees: Earl Pertnoy and John E. Abdo
FOR both nominees          WITHHOLD AUTHORITY
listed above               to vote for both
                           nominees listed above.

    [ ]                           [ ]

INSTRUCTION: To withhold authority to vote for either nominee, enter the name of such nominee in the blank space below:


If no specification is made, such shares shall be voted FOR the election of each of the nominees as director.

Adoption of Amendments to the BFC Financial Corporation Stock Option Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE BFC FINANCIAL CORPORATION STOCK OPTION PLAN.

FOR approval of                     AGAINST approval of
an amendment to the                 an amendment to the
BFC Financial Corporation           BFC Financial Corporation
Stock Option Plan                   Stock Option Plan

    [ ]                                   [ ]

If no specification is made, such shares shall be voted FOR the adoption of the Stock Option Plan.

                                                     Please mark, sign, date and
                                                     return   this   proxy  card
                                                     promptly,     using     the
                                                     enclosed    envelope.    No
                                                     Postage  is  required   for
                                                     mailing  it in  the  United
                                                     States.

                                                     Dated:______________, 1996


                                                     --------------------------
                                                     (Signature of Stockholder)


                                                     --------------------------
                                                     (Signature of Stockholder)

                                                     IMPORTANT:    Please   sign
                                                     exactly      as     name(s)
                                                     appear(s)  at  left.   When
                                                     signing    as     attorney,
                                                     executor,    administrator,
                                                     trustee,  guardian,  please
                                                     give full title as such. If
                                                     a corporation,  please sign
                                                     the full  corporate name by
                                                     President      or     other
                                                     authorized  officer.  If  a
                                                     partnership, please sign in
                                                     partnership     name     by
                                                     authorized person.